Technology Way

West Greenwich, Rhode Island 02817 USA

Telephone: 401 392-1000

Fax: 401 392-1234

Website: WWW.GTECH.COM

For Immediate Release	Contact:	Robert K. Vincent Public Affairs GTECH Corporation 401-392-7452
June 22, 2005

GTECH ANNOUNCES FISCAL YEAR 2006 FIRST QUARTER RESULTS

WEST GREENWICH, RI – (June 22, 2005) – GTECH Holdings Corporation (NYSE: GTK) today announced first quarter earnings for fiscal year 2006, which ended May 28, 2005.

“GTECH delivered another strong financial performance in the first quarter,” said GTECH President and CEO W. Bruce Turner. “We also scored several key wins and made significant strategic progress. We are pleased to report that we also saw progress in Brazil in the first quarter, where it appears we are one step closer to a resolution of what has been a difficult situation for GTECH.”

“We are pleased with the underlying strength of the business,” said GTECH Senior Vice President and CFO Jaymin B. Patel “Our continued financial, operational, and strategic successes provide further confidence in our ability to drive profitable growth for our shareholders in both the near term and over the next several years.”

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Operating Results

Revenues for the first quarter of fiscal 2006 were $326.4 million, up 16.5% over revenues of $280.2 million in the first quarter of fiscal 2005. Net income was $54.8 million, or $0.43 per diluted share, compared to net income of $53.6 million, or $0.40 per diluted share for the same period last year. Net income in the first quarter of the prior year includes a one-time, after-tax gain of $6.9 million, or approximately $0.05 per diluted share, associated with the sale of the Company’s 50% interest in Gaming Entertainment (Delaware) L.L.C.

Prior year earnings and dividends per share reflect the 2-for-1 common stock split declared in June 2004.

Cash Flow and Investments

During the first quarter of fiscal 2006, the Company generated $121.6 million of cash from operations. This cash was principally used to fund $40.6 million of systems, equipment, and other assets relating to contracts; to repurchase $32.1 million, or 1.3 million shares of the Company’s common stock; and to pay cash dividends of $9.8 million. At May 28, 2005, the Company had $125.6 million of cash and cash equivalents and $209.5 million of short-term investment securities on hand.

At the end of the first quarter of fiscal 2006, the Company had no borrowings under its $500 million senior revolving credit facility.

Financial Outlook

The Company provided guidance for the full year and second quarter of fiscal 2006.

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For the fiscal year ending February 25, 2006, the Company expects service revenue growth in the range of 11% to 13%, reflecting the net effect of a new contract in Brazil and the return of a portion of fiscal year 2005 Brazil revenues previously held in escrow. It expects product sales in the range of $180 million to $210 million.

The Company expects that service margins will be in the range of 40% to 42%, and product sale margins to be in the range of 38% to 40%.

Based upon this outlook, it now expects earnings per share for fiscal 2006 to be in the range of $1.64 to $1.70 on a fully-diluted basis.

For the second quarter of fiscal 2006, ending August 27, 2005, the Company expects service revenue growth in the range of 10% to 12% and product sales in the range of $30 million to $35 million. The Company expects service and product sale margins in the range of 38% to 40%. Accordingly, the Company expects earnings per share to be in the range of $0.37 to $0.40 per share for the quarter.

First Quarter Highlights

In the first quarter of fiscal 2006, GTECH continued to successfully execute against the Company’s strategic objectives of maintaining and expanding the core lottery business, and winning new customers.

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Domestically, GTECH was selected by the Pennsylvania Department of Revenue for a gaming central control system. The system will monitor and control up to 61,000 gaming devices at approximately 14 venues throughout the state. In addition, GTECH was named the preferred vendor to provide a video gaming monitoring system and site controllers for the Louisiana Department of Public Safety & Corrections video gaming program. Both of these awards follow highly competitive procurements.

Also in the quarter, GTECH received an order for 2,400 Instant Ticket Vending Machines (ITVMs) to be provided to the Pennsylvania Lottery. The Hoosier Lottery in Indiana also selected GTECH to negotiate a contract for 680 ITVMs.

Internationally, GTECH received a one-year contract from the Company’s customer in Brazil, Caixa Economica Federal, through May 14, 2006. In Denmark, GTECH signed a two-year contract extension with Dansk Tipstjeneste, the operator of the Danish National Lottery. The Company was also granted an 18-year agreement to operate The Barbados Lottery, which was recently consolidated from three lotteries into one.

GTECH further strengthened its management team with the appointments of Dr. Joseph Nadan as Senior Vice President and Chief Technology Officer, and Bruce Rowe as Vice President of Business Strategy for Gaming Solutions, and General Manager of Nevada Operations.

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Also in the first quarter, GTECH announced that it formed a strategic alliance with Harrah’s Operating Company, Inc., a subsidiary of Harrah’s Entertainment, Inc., whereby GTECH will supply Harrah’s properties with gaming machines, and the two companies will work together to develop new game content.

Over the next two years, GTECH will place 200 leased video gaming machines in Harrah’s properties around the country. The companies will also explore opportunities to expand the relationship with additional slot products in future years, depending upon the performance of the machines installed during the initial period.

“Our long-term strategy remains the same. We will work to drive new growth through acquisition and partnerships, and we will continue to focus on M&A transactions that enhance our offerings in the online and instant channels, monitor games, gaming machines, and the full range of interactive channels,” continued Mr. Turner. “All of these activities will bring us closer to achieving our ultimate goal: to become a fully-diversified, world-class gaming company. This will ensure that we have a wealth of opportunities to fuel our continued growth.”

Certain statements contained in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company identifies forward looking statements by words such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” or similar words that refer to the future. Such statements include, without limitation, statements relating to the prospects and financial outlook for the Company, which reflect management assumptions regarding: (i) the future prospects for and stability of the

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lottery industry and other businesses in which the Company is engaged or expects to be engaged, (ii) the future operating and financial performance of the Company (including, without limitation, expected future growth in revenues, profit margins and earnings per share), and (iii) the ability of the Company to retain existing business and to obtain and retain new business. Such forward looking statements reflect management’s assessment based on information currently available, but are not guarantees and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward looking statements.

These risks and uncertainties include, but are not limited to, those set forth above, in the Company’s subsequent press releases and on reports by the Company on Forms 10-K, 10-Q and 8-K, and other reports and filings with the Securities and Exchange Commission, as well as risks and uncertainties respecting: (i) the potential impact of extensive and evolving government regulations upon the Company's business; (ii) the ability of the Company to continue to retain and extend its existing contracts and win new contracts; (iii) the possibility of slower than expected growth or declines in sales of lottery and gaming goods and services by the Company or the Company's customers; (iv) exposure to foreign currency fluctuations; (v) risks and uncertainties inherent in doing business in foreign jurisdictions; (vi) the relatively large percentage of the Company's revenues attributable to a relatively small number of the Company's customers; (vii) the possibility of significant fluctuation of quarterly operating results; (viii) the intensity of competition in the lottery and gaming industries; (ix) the possibility of substantial penalties under and/or termination of the Company's contracts; (x) the ability of the Company to respond to technological change and to satisfy the future technological demands of its

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customers; (xi) opposition to expansion of lottery and gaming; (xii) the Company's ability to attract and retain key employees; and (xiii) the possibility of adverse determinations in pending legal proceedings.

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GTECH is a leading gaming technology and services company. With more than $1.2 billion in annual revenues and 5,300 people in over 50 countries, GTECH provides integrated technology, creative content, and business services to effectively manage and grow today’s evolving gaming markets. In targeted emerging economies, GTECH also leverages its operational presence and infrastructure to supply commercial transaction processing services. For more information about the Company, please visit GTECH’s website at http://www.gtech.com.

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Consolidated financial statements to follow:

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GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS

	(Unaudited)
	Three Months Ended
	May 28, 2005	May 29, 2004
	(Dollars in thousands, except per share amounts)
Revenues:
Services	$291,364	$253,326
Sales of products	35,035	26,879
	326,399	280,205
Costs and expenses:
Costs of services	168,917	147,293
Costs of sales	21,604	15,917
	190,521	163,210

Gross profit	135,878	116,995

Selling, general and administrative	32,019	27,635
Research and development	12,938	13,087
Operating expenses	44,957	40,722

Operating income	90,921	76,273

Other income (expense):
Interest income	2,045	1,335
Equity in earnings of unconsolidated affiliates	1,787	1,306
Other income (expense)	(1,794)	10,525
Interest expense	(7,265)	(4,336)
	(5,227)	8,830

Income before income taxes	85,694	85,103

Income taxes	30,850	31,488

Net income	$54,844	$53,615

Basic earnings per share	$0.48	$0.45

Diluted earnings per share	$0.43	$0.40

Weighted average shares outstanding - basic	114,646	118,624

Weighted average shares outstanding - diluted	129,707	134,977

Cash dividends declared per common share	$0.085	$0.085

GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	May 28,	February 26,
	2005	2005
ASSETS	(Dollars in thousands)
CURRENT ASSETS:
Cash and cash equivalents	$125,634	$94,446
Investment securities available-for-sale	209,500	196,825
Trade accounts receivable, net	148,509	168,706
Sales-type lease receivables	3,271	3,461
Refundable performance deposit	8,000	8,000
Inventories	47,638	61,135
Deferred income taxes	24,538	31,435
Other current assets	31,286	26,646
TOTAL CURRENT ASSETS	598,376	590,654

SYSTEMS, EQUIPMENT AND OTHER ASSETS RELATING TO CONTRACTS, net	714,085	720,438

GOODWILL, net	330,726	331,022

PROPERTY, PLANT AND EQUIPMENT, net	77,595	74,558

INTANGIBLE ASSETS, net	68,190	70,839

REFUNDABLE PERFORMANCE DEPOSIT	12,000	12,000

SALES-TYPE LEASE RECEIVABLES	3,942	4,756

OTHER ASSETS	49,975	50,874
TOTAL ASSETS	$1,854,889	$1,855,141

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$62,424	$99,234
Accrued expenses	57,852	54,227
Employee compensation	26,240	21,862
Advance payments from customers	42,673	42,865
Deferred revenue and advance billings	24,604	29,705
Income taxes payable	28,057	16,499
Taxes other than income taxes	17,012	16,572
Short term borrowings	20	334
Current portion of long-term debt	3,567	2,476
TOTAL CURRENT LIABILITIES	262,449	283,774

LONG-TERM DEBT, less current portion	721,425	726,329

OTHER LIABILITIES	89,696	83,260

DEFERRED INCOME TAXES	103,485	106,010

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS' EQUITY:
Preferred Stock, par value $.01 per share - 20,000,000 shares authorized, none issued	-	-
Common Stock, par value $.01 per share - 200,000,000 shares authorized, 116,551,144 shares issued; 114,491,856 and 115,006,751 shares outstanding at May 28, 2005 and February 26, 2005, respectively	1,166	1,166
Additional paid-in capital	281,248	278,204
Accumulated other comprehensive loss	(47,435)	(43,227)
Retained earnings	492,438	455,537
	727,417	691,680
Less cost of 2,059,288 and 1,544,393 shares in treasury at May 28, 2005 and February 26, 2005, respectively	(49,583)	(35,912)
	677,834	655,768
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,854,889	$1,855,141

GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	(Unaudited)
	Three Months Ended
	May 28,	May 29,
	2005	2004
	(Dollars in thousands)
OPERATING ACTIVITIES
Net income	$54,844	$53,615
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	42,023	33,379
Intangibles amortization	2,641	1,633
Deferred income taxes	4,372	7,237
Tax benefit related to stock award plans	3,044	5,250
Minority interest	1,309	353
Equity in earnings of unconsolidated affiliates, net of dividends received	(1,787)	(494)
Gain on sale of investment	-	(10,924)
Other	7,706	3,123
Changes in operating assets and liabilities:
Trade accounts receivable	16,924	(6,417)
Inventories	13,486	(10,340)
Accounts payable	(32,448)	(7,020)
Employee compensation	3,188	(13,802)
Advance payments from customers	(192)	22,610
Deferred revenue and advance billings	(5,101)	16,169
Income taxes payable	11,558	9,899
Other assets and liabilities	9	(7,823)
NET CASH PROVIDED BY OPERATING ACTIVITIES	121,576	96,448

INVESTING ACTIVITIES
Acquisitions (net of cash acquired)	296	(193,018)
Purchases of systems, equipment and other assets relating to contracts	(40,562)	(53,932)
Purchases of available-for-sale investment securities	(85,000)	(49,895)
Maturities and sales of available-for-sale investment securities	72,325	259,600
Purchases of property, plant and equipment	(2,394)	(1,973)
Decrease in restricted cash	5,080	-
Proceeds from sale of investment	-	11,773
Investments in and advances to unconsolidated subsidiaries	-	(775)
NET CASH USED FOR INVESTING ACTIVITIES	(50,255)	(28,220)

FINANCING ACTIVITIES
Principal payments on long-term debt	(1,317)	(91,239)
Purchases of treasury stock	(32,051)	(28,275)
Dividends paid	(9,770)	(10,103)
Premiums and fees paid in connection with the early retirement of debt	-	(10,610)
Proceeds from stock options	3,322	3,508
Other	863	769
NET CASH USED FOR FINANCING ACTIVITIES	(38,953)	(135,950)

Effect of exchange rate changes on cash	(1,180)	(1,376)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	31,188	(69,098)

Cash and cash equivalents at beginning of period	94,446	129,339

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$125,634	$60,241